Exhibit 99.1

Tidewater to Present at the Pareto Securities’ 17th Annual Oil and Offshore Conference

NEW ORLEANS, August 24, 2010 –Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, and Quinn P. Fanning, Executive Vice President and Chief Financial Officer, will present at the Pareto Securities’ 17th Annual Oil and Offshore Conference in Oslo, Norway, on Thursday, September 2, 2010, at approximately 10:10 a.m. local Oslo time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC, which will include a copy of the slides used by the presenters.

Tidewater Inc. owns 397 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.